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                                                                   EXHIBIT 10.23

                                  TELECT, INC.

                           2000 EQUITY INCENTIVE PLAN



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                                  TELECT, INC.
                           2000 EQUITY INCENTIVE PLAN

        1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

            1.1 ESTABLISHMENT. The Telect, Inc. 2000 Equity Incentive Plan (the "PLAN") is hereby established effective as of __________, 2000 (the "EFFECTIVE DATE").

            1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Performance Shares, Performance Units, and Stock Appreciation Rights.

            1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

        2. DEFINITIONS AND CONSTRUCTION.

            2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                (a) "AWARD" means any Option, Restricted Stock Purchase Right, Restricted Stock Bonus, Performance Share, Performance Unit, or Stock Appreciation Rights granted under the Plan.

                (b) "AWARD AGREEMENT" means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an "Option Agreement," a "Restricted Stock Purchase Agreement," a "Restricted Stock Bonus Agreement," a "Performance Share Agreement," a "Performance Unit Agreement," or a "Stock Appreciation Rights Agreement."

                (c) "BOARD" means the Board of Directors of the Company.

                (d) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                (e) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.


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                (f) "COMPANY" means Telect, Inc., a Washington corporation, or any successor corporation thereto.

                (g) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to
Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

                (h) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                (i) "DISABILITY" means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position with the Participating Company Group because of the sickness or injury of the Participant.

                (j) "DIVIDEND EQUIVALENT" means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award of Performance Shares held by such Participant.

                (k) "EMPLOYEE" means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding, and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

                (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                (m) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the


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closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                (n) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                (o) "INSIDER" means an Officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

                (q) "OFFICER" means any person designated by the Board as of an officer of the Company.

                (r) "OPTION" means a right to purchase Stock pursuant to the terms and conditions of the Plan, including an Outside Director Option. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                (s) "OUTSIDE DIRECTOR" means a Director of the Company who is not an Employee or an individual who performs services, whether as an employee, partner, principal, sole proprietor, director, trustee, independent contractor, or consultant to any entity which owns more than five percent (5%) of the total combined voting power of all classes of stock of the Company.

                (t) "OUTSIDE DIRECTOR OPTION" means an Option granted to an Outside Director pursuant to Section 10 below. Outside Director Options shall be Nonstatutory Stock Options.

                (u) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                (v) "PARTICIPANT" means any eligible person who has been granted one or more Awards.


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                (w) "PARTICIPATING COMPANY" means the Company or any Parent
Corporation or Subsidiary Corporation.

                (x) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                (y) "PERFORMANCE AWARD" means an Award of Performance Shares or Performance Units.

                (z) "PERFORMANCE GOAL" means a performance goal established by the Committee pursuant to Section 8.2.

                (aa) "PERFORMANCE PERIOD" means a period established by the Committee pursuant to Section 8.2 at the end of which one or more Performance Goals are to be measured.

                (bb) "PERFORMANCE SHARE" means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 8 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

                (cc) "PERFORMANCE UNIT" means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 8 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

                (dd) "RESTRICTED STOCK AWARD" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

                (ee) "RESTRICTED STOCK BONUS" means Stock granted to a Participant pursuant to the terms and conditions of Section 7.

                (ff) "RESTRICTED STOCK PURCHASE RIGHT" means a right to purchase Stock granted to a Participant pursuant to the terms and conditions of Section 7.

                (gg) "RESTRICTION PERIOD" means the period established in accordance with Section 7.4 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

                (hh) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                (ii) "SECTION 162(m)" means Section 162(m) of the Code.

                (jj) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                (kk) "SERVICE" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a


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Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant's right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                (ll) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                (mm) "STOCK APPRECIATION RIGHT" means the right to receive a payment from the Company of an amount equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the Strike Price, pursuant to the terms and definitions of this Plan and the Participant's Award Agreement.

                (nn) "STRIKE PRICE" means the Fair Market Value of a share of Stock on the date a Stock Appreciation Right is granted.

                (oo) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

                (pp) "TEN PERCENT OWNER" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

                (qq) "VESTING CONDITIONS" mean those conditions established in accordance with Section 7.4 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

            2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.


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        3. ADMINISTRATION.

            3.1 ADMINISTRATION BY THE COMMITTEE. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

            3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

            3.3 POWERS OF THE COMMITTEE. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

                (b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

                (c) to determine the Fair Market Value of shares of Stock or other property;

                (d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award,
(iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

                (e) to determine whether an Award of Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

                (f) to approve one or more forms of Award Agreement;

                (g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

                (h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;


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                (i) to prescribe, amend or rescind rules, guidelines and
policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

                (j) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

            3.4 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

            3.5 COMMITTEE COMPLYING WITH SECTION 162(m). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

            3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4. SHARES SUBJECT TO PLAN.

            4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Twelve Million Nine Hundred Seventeen Thousand (12,917,000), and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, except as adjusted pursuant to Section 4.2, in no event shall more than



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Twelve Million Nine Hundred Seventeen Thousand (12,917,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the "ISO SHARES ISSUANCE LIMIT"). If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock are acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company as the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.

            4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the ISO Share Issuance Limit set forth in Section 4.1, to the automatic Director Option grant provisions set forth in Section 10.1, and in the exercise price per share of any outstanding Awards. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 12.1) shares of another corporation (the "NEW SHARES"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards and the exercise price per share of outstanding Options and Restricted Stock Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option or Restricted Stock Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

        5. ELIGIBILITY AND AWARD LIMITATIONS.

            5.1 PERSONS ELIGIBLE FOR INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term "Employees" shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Company Group, provided that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1. Eligible persons may be granted more than one (1) Incentive Stock Option.

            5.2 PERSONS ELIGIBLE FOR OTHER AWARDS. Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, "Employees," "Consultants" and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. Eligible persons may be granted more than one (1) Award.


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            5.3 FAIR MARKET VALUE LIMITATION ON INCENTIVE STOCK OPTIONS. To the
extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option.

            5.4 SECTION 162(m) AWARD LIMITS. If the Company is a "publicly held corporation" within the meaning of Section 162(m), then, no later than the first meeting of the shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company's initial public offering occurs, the Committee shall adopt amendments to the Plan setting forth the maximum amount of performance-based compensation (within the meaning of Section 162(m)) that may be paid under any Award to any Employee during a specified period and, in the case of Options, the maximum amount of shares for which Options may be granted to any Employee during a specified period. The Company shall seek stockholder approve of such Award limits and any other materials terms of Awards necessary to qualify the compensation paid with respect to such Awards as performance-based compensation within the meaning of Section 162(m). This
Section 5.4 shall not apply if, in connection with a prior material modification to the Plan within the meaning of Section 162(m), the Committee has adopted such amendments and sought such stockholder approval.

        6. TERMS AND CONDITIONS OF OPTIONS.

            Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the


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Fair Market Value of a share of Stock on the effective date of grant of the
Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

            6.2 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option,
(b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

            6.3 PAYMENT OF EXERCISE PRICE.

                (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Option is exercised, by delivery of the Participant's promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                (b) LIMITATIONS ON FORMS OF CONSIDERATION.

                    (i) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares



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of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                    (ii) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                    (iii) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine at the time the Option is granted. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

            6.4 EFFECT OF TERMINATION OF SERVICE.

                (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of the Option and set forth in the Option Agreement, an Option granted to a Participant shall be exercisable after the Participant's termination of Service only during the applicable time period determined in accordance with this Section 6.4 and thereafter shall terminate:

                    (i) DISABILITY. If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                    (ii) DEATH. If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the Participant's termination of Service.

                    (iii) TERMINATION AFTER CHANGE IN CONTROL. The Committee may, in its discretion, provide in any Option Agreement that if the Participant's Service ceases as a result of "Termination After Change in Control" (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Participant's Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Option Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 6.4(a)(iii) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests," then this Section 6.4(a)(iii) shall be without force or effect, and the vesting and exercisability of the Option shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                    (iv) TERMINATION FOR CAUSE. Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause, as defined by the Participant's Option Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined below), the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant's Option Agreement or contract of employment or service, for purposes of this Section 6.4(a)(iv) "CAUSE" shall mean any of the following: (1) the Participant's theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information; (3) any action by the Participant which has a detrimental effect on a Participating Company's reputation or business; (4) the Participant's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (6) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with a Participating Company.

                    (v) OTHER TERMINATION OF SERVICE. If the Participant's Service terminates for any reason, except Disability, death, Termination After Change in Control or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

                (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing other than termination of a Participant's Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 13 below, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                (c) EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(b). Notwithstanding the foregoing other than termination of a Participant's Service for Cause, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

            6.5 TRANSFERABILITY OF OPTIONS. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to
Section 13 or 15(d) of the Exchange Act, those described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

        7. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

            The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in
Section 8.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.2 through 8.4. Restricted Stock Awards may be in the form of either a Restricted Stock Bonus, which shall be evidenced by Restricted Stock Bonus Agreement, or a Restricted Stock Purchase Right, which shall be evidenced by Restricted Stock Purchase Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            7.1 PURCHASE PRICE. The purchase price under each Restricted Stock Purchase Right shall be established by the Committee. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

            7.2 PURCHASE PERIOD. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.

            7.3 PAYMENT OF PURCHASE PRICE. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Restricted Stock Purchase Right is exercised, by delivery of the Participant's promissory note in a form approved by the Company for the aggregate purchase price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate purchase price not less than the par value of the shares being acquired, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or
(iv) by any combination thereof. Payment by means of the Participant's promissory note shall be subject to the conditions described in Section 6.3(b)(iii). The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses shall be issued in consideration for services actually rendered to a Participating Company or for its benefit.

            7.4 VESTING AND RESTRICTIONS ON TRANSFER. Shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 8.3 (the "VESTING CONDITIONS"), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the "RESTRICTION PERIOD") in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 12.1, or as provided in Section 7.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

            7.5 VOTING RIGHTS; DIVIDENDS. Except as provided in this Section and
Section 7.4, during the Restriction Period applicable to shares subject to a Restricted Stock Award held by a Participant, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which the dividends or distributions were paid.

            7.6 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided in the grant of a Restricted Stock Award and set forth in the Award Agreement, the effect of the Participant's termination of Service shall be as follows:

                (a) TERMINATION AFTER CHANGE IN CONTROL. The Committee may, in its discretion, provide in any Restricted Stock Award Agreement that if the Participant's Service with the Participating Company Group ceases as a result of "Termination After Change in Control" (as defined in such Award Agreement), then the Vesting Conditions applicable to the shares subject to the Restricted Stock Award shall terminate effective as of the date on which the Participant's Service terminated to the extent specified in such Award Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 7.6(a) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests," then this Section 7.6(a) shall be without force or effect, and the effect of the Participant's termination of Service shall be determined under any other applicable provision of the Plan or the Award Agreement evidencing such Restricted Stock Award.

                (b) OTHER TERMINATION OF SERVICE. If a Participant's Service with the Participating Company Group terminates for any reason, except Termination After Change in Control, whether voluntary or involuntary (including the Participant's death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

            7.7 NONTRANSFERABILITY OF RESTRICTED STOCK AWARD RIGHTS. Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

        8. TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

            The Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of either Performance Shares, which shall be evidenced by a Performance Share Agreement, or Performance Units, which shall be evidenced by a Performance Unit Agreement. Each such Award Agreement shall specify the number of Performance Shares or Performance Units subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Performance Share and Performance Unit Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            8.1 INITIAL VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

            8.2 ESTABLISHMENT OF PERFORMANCE GOALS AND PERFORMANCE PERIOD. The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to "performance-based compensation," the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

            8.3 MEASUREMENT OF PERFORMANCE GOALS. Performance Goals shall be established by the Committee on the basis of targets to be attained ("PERFORMANCE TARGETS") with respect one or more measures of business or financial performance (each, a "PERFORMANCE MEASURE"). Performance Measures shall, unless defined otherwise, have the same meanings as used in the Company's financial statements, or if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated before the effect of changes in accounting standards, restructuring charges and similar extraordinary items, determined according to criteria established by the Committee, occurring after the establishment of the Performance Goals applicable to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

                      (a)    revenue
                      (b)    gross margin
                      (c)    operating margin
                      (d)    operating income
                      (e)    pre-tax profit
                      (f)    earnings before interest, taxes and depreciation
                      (g)    net income
                      (h)    cash flow
                      (i)    expenses
                      (j)    stock price
                      (k)    earnings per share
                      (l)    return on stockholder equity
                      (m)    return on capital
                      (n)    return on net assets
                      (o)    economic value added
                      (p)    number of customers
                      (q)    market share

            8.4 DETERMINATION OF FINAL VALUE OF PERFORMANCE AWARDS. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award. As soon as practicable following the Committee's certification, the Company shall notify the Participant of the determination of the Committee.

            8.5 DIVIDEND EQUIVALENTS. In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited.

Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in
Section 8.6. Dividend Equivalents shall not be paid with respect to Performance Units.

            8.6 PAYMENT IN SETTLEMENT OF PERFORMANCE AWARDS. Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 8.4 and 8.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. If payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Section 162(m).

            8.7 RESTRICTIONS APPLICABLE TO PAYMENT IN SHARES. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 7.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Restricted Stock Bonus Agreement and shall be subject to the provisions of Sections 7.4 through 7.7 above.

            8.8 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of the Participant's termination of Service shall be as follows:

                (a) DEATH OR DISABILITY. If the Participant's Service terminates because of the death or Disability of the Participant prior to the completion of the Performance Period applicable to a Performance Award held by the Participant, the final value of the Performance Award shall be determined by the extent to which the applicable Performance Goals are attained with respect to the entire Performance Period but shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 8.6.

                (b) TERMINATION AFTER CHANGE IN CONTROL. The Committee may, in its discretion, provide in any Performance Award Agreement that if the Participant's Service ceases as a result of "Termination After Change in Control" (as defined in such Award Agreement), then the Performance Award shall become payable, effective as of the date on which the Participant's Service terminated, in the amount of a final value determined in accordance with the method specified by the Committee, in its discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 8.8(b) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests," then this Section 8.8(b) shall be without force or effect, and the effect of the Participant's termination of Service shall be determined under any other applicable provision of the Plan or the Award Agreement evidencing such Performance Award.

                (c) OTHER TERMINATION OF SERVICE. If the Participant's Service with the Participating Company Group terminates for any reason, except death, Disability or Termination After Change in Control, prior to the completion of the Performance Period applicable to a Performance Award held by the Participant, the Performance Award shall be forfeited in its entirety.

            8.9 NONTRANSFERABILITY OF PERFORMANCE AWARDS. Performance Shares and Performance Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

        9. TERMS AND CONDITION OF STOCK APPRECIATION RIGHTS.

            The Committee may from time to time grant Stock Appreciation Rights upon such conditions as the Committee may determine. Stock Appreciation Rights Awards shall be evidenced by a Stock Appreciation Rights Agreement which shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Stock Appreciation Rights Award or purported Stock Appreciation Rights Award shall be a valid and binding obligations of the Company unless evidenced by a fully executed Award Agreement. Stock Appreciation Rights Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            9.1 STRIKE PRICE. The Strike Price shall be the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted.

            9.2 EXERCISABILITY. A Stock Appreciation Right shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Stock Appreciation Right; provided, however, that no Stock Appreciation Right granted to a prospective Employee, prospective Consultant, or prospective Director may become exercisable prior to the date on which such person commences Service.

            9.3 PAYMENT IN SETTLEMENT OF STOCK APPRECIATION RIGHT. The amount payable upon exercise of a Stock Appreciation Right shall be paid to the Participant in cash, by check or cash equivalent.

            9.4 EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Stock Appreciation Right and set forth in the Award Agreement, the effect of the Participant's termination of Service shall be as follows:

                (a) DEATH OR DISABILITY. If the Participant's Service terminates because of the death or Disability of the Participant prior to exercisability, the final value of the Award shall be determined and payment shall be made following the end of the exercisability period.

                (b) TERMINATION AFTER CHANGE IN CONTROL. The Committee may, in its discretion, provide in any Stock Appreciation Rights Agreement that if the Participant's Service ceases as a result of "Termination After Change in Control" (as defined in such Award Agreement), then the Performance Award shall become payable, effective as of the date on which the Participant's Service terminated, in the amount of a final value determined in accordance with the method specified by the Committee, in its discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 9.4(b) would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentence such Change in Control would be treated as a "pooling-of-interests," then this Section 8.8(b) shall be without force or effect, and the effect of the Participant's termination of Service shall be determined under any other applicable provision of the Plan or the Award Agreement evidencing such Performance Award.

                (c) OTHER TERMINATION OF SERVICE. If the Participant's Service with the Participating Company Group terminates for any reason, except death, Disability or Termination After Change in Control, prior to exercisability, the Stock Appreciation Right shall be forfeited in its entirety.

            9.5 NONTRANSFERABILITY OF STOCK APPRECIATION RIGHTS. During the lifetime of the Participant, a Stock Appreciation Right shall be exercisable only by the Participant or the Participant's guardian or legal representative. No Stock Appreciation Right shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.

        10. TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS.

            Outside Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            10.1 AUTOMATIC GRANT. Outside Director Options shall be granted automatically and without further action of the Board, as follows:

                (a) ANNUAL OPTION GRANT. Effective upon the completion of each annual meeting of the shareholders of the Company which occurs on or after the Effective Date (an "ANNUAL Meeting"), each person who is the serving as an Outside Director shall be granted an Option to purchase Two Thousand Five Hundred (2,500) shares of Stock, subject to adjustment as provided in Section 4.2; provided, however, that the first time a person is elected to serve as an Outside Director, they shall be granted, instead of the foregoing Option grant, an Option to purchase Five Thousand (5,000) shares of Stock, subject to adjustment as provided in Section 4.2.

                (b) RIGHT TO DECLINE OUTSIDE DIRECTOR OPTION. Notwithstanding the foregoing, any person may elect not to receive an Outside Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Outside Director Option would otherwise be granted. A person so declining an Outside Director Option shall receive no payment or other consideration in lieu of such declined Outside Director Option. A person who has declined an Outside Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Outside Director Option would be granted pursuant to this Section 10.1.

            10.2 EXERCISE PRICE. The exercise price per share of Stock subject to an Outside Director Option shall be the Fair Market Value of a share of Stock on the date the Outside Director Option is granted.

            10.3 EXERCISE PERIOD. Each Outside Director Option shall terminate and cease to be exercisable on the date five (5) years after the date of grant of the Outside Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

            10.4 RIGHT TO EXERCISE OUTSIDE DIRECTOR OPTIONS. Except as otherwise provided in the Plan or in the Option Agreement, each Outside Director Option shall become fully vested and exercisable, provided the Optionee's Service has not terminated prior to such date, on the earlier of (a) the day before the Annual Meeting following the Annual Meeting after which such Option was granted pursuant to Section 10.1(a) or (b) the first day of the twelfth (12th) month immediately following the Annual Meeting after which such Option was granted pursuant to Section 10.1(a).

            10.5 EFFECT OF TERMINATION OF SERVICE ON OUTSIDE DIRECTOR OPTIONS.

                (a) OPTION EXERCISABILITY. Subject to earlier termination of the Outside Director Option as otherwise provided herein, if the Optionee's Service with the Participating Company Group terminates for any reason, including the Disability or death of the Optionee, the Outside Director Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian, legal representative or other person who acquired the right to exercise the Outside Director Option by reason of the Optionee's death) at any time prior to the expiration of two (2) years after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Outside Director Option within the applicable time periods set forth in Section 10.5(a) is prevented by the provisions of
Section 13 below, the Outside Director Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Outside Director Option is exercisable, but in any event no later than the Option Expiration Date.

            10.6 EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.4(a) of shares acquired upon the exercise of the Outside Director Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Outside Director Option shall remain exercisable until the earliest to occur of
(i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

        11. STANDARD FORMS OF AWARD AGREEMENT.

            11.1 AWARD AGREEMENTS. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement as approved by the Committee concurrently with the adoption of the Plan or as may be approved by the Committee and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

            11.2 AUTHORITY TO VARY TERMS. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        12. CHANGE IN CONTROL.

            12.1 DEFINITIONS.

                (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 12.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

            12.2 EFFECT OF CHANGE IN CONTROL ON OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of the Participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. The Board may, in its discretion, provide in any Option Agreement that, in the event of a Change in Control, the exercisability and vesting of the outstanding Option and any shares acquired upon the exercise thereof shall accelerate upon such circumstances and to such extent as specified in such Option Agreement. In the event of a Change in Control, any unexercisable or unvested portion of each Outside Director Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this
Section 12.2 and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 12.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Committee otherwise provides in its discretion.

            12.3 EFFECT OF CHANGE IN CONTROL ON RESTRICTED STOCK AWARDS. The Committee may, in its discretion, provide in any Restricted Stock Award Agreement that, in the event of a Change in Control, the lapsing of the Vesting Conditions applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement. Any acceleration of the lapsing of Vesting Conditions that was permissible solely by reason of this Section 12.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control. Notwithstanding the foregoing, if it is determined that the provisions or operation of this Section 12.3 would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentences such Change in

Control would be treated as a "pooling-of-interests," then this Section 12.3 shall be without force or effect.

            12.4 EFFECT OF CHANGE IN CONTROL ON PERFORMANCE AWARDS. The Committee may, in its discretion, provide in any Performance Award Agreement that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date (unless the Participant's Service terminated by reason of the Participant's death or Disability) shall become payable effective as of the date of the Change in Control. For this purpose, the final value of the Performance Award shall be determined by the greater of (a) the extent to which the applicable Performance Goals have been attained during the Performance Period prior to the date of the Change in Control or (b) the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals. Notwithstanding the foregoing, if it is determined that the provisions or operation of this
Section 12.4 would preclude treatment of a Change in Control as a "pooling-of-interests" for accounting purposes and provided further that in the absence of the preceding sentences such Change in Control would be treated as a "pooling-of-interests," then this Section 12.4 shall be without force or effect.

            12.5 EFFECT OF CHANGE IN CONTROL ON STOCK APPRECIATION RIGHTS. In the event of a Change in Control, the Acquiring Corporation may either assume the Company's rights and obligations under outstanding Stock Appreciation Rights or substitute for outstanding Stock Appreciation Rights substantially equivalent rights. In the event of a Change in Control, pursuant to which the shareholders of the Company will receive a cash payment for each share surrendered in the merger or consolidation (the "MERGER PRICE"), the Committee may (but shall not be required to) provide for a cash payment to each Participant equal to the excess of the Merger Price over the Strike Price of his or her outstanding Stock Appreciation Rights, or may provide that all outstanding Stock Appreciation Rights shall be deemed vested as of a date prior to the date of the Change in Control. Any Stock Appreciation Rights which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

        13. COMPLIANCE WITH SECURITIES LAW.

            The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the

Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        14. TAX WITHHOLDING.

            14.1 TAX WITHHOLDING IN GENERAL. The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

            14.2 WITHHOLDING IN SHARES. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

        15. TERMINATION OR AMENDMENT OF PLAN.

            The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be
(a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

        16. MISCELLANEOUS PROVISIONS.

            16.1 RIGHTS AS EMPLOYEE, CONSULTANT OR DIRECTOR. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant's Service at any time.

            16.2 RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

            16.3 BENEFICIARY DESIGNATION. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

            16.4 UNFUNDED OBLIGATION. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Telect, Inc. 2000 Equity Incentive Plan as duly adopted by the Committee on _________, 2000.



                                           ------------------------------------
                                           Secretary

                                  PLAN HISTORY

__________, 2000             Board of Telect, Inc., a Washington corporation,
                             adopts Plan, with an initial reserve of
                             ______________ shares.

___________, 2000            Shareholders of Telect, Inc. approve Plan, with an
                             initial reserve of ______________ shares.

[________, 200_]             [IMPORTANT NOTE: At first annual shareholders
                             meeting following close of 3rd calendar year following the calendar year of IPO (unless plan is materially amended at an earlier date), the Company obtain public company stockholder approval of amendment to plan to add Section 162(m) grant limit. See Treas. Reg. 1.162-27(f) (private to public company transition rule).] NOTE REGARDING
                             SETTLEMENT OF PERFORMANCE AWARDS: The private to public company transition rule will exempt from
                             Section 162(m) only those payments in settlement of Performance Awards that occur prior to the end of the transition period.

________, [2009]             IMPORTANT NOTE: Since the Plan permits the
                             Committee to change the targets applicable to performance goals, the material terms of the performance goals must be reapproved by the shareholders no later than first stockholder meeting occurring in the 5th year following the year of previous stockholder approval. See Treas.
                             Reg. 1.162-27(e)(4)(vi).

                                TABLE OF CONTENTS

                                                                              PAGE
1.      Establishment, Purpose and Term of Plan................................1
        1.1    Establishment...................................................1
        1.2    Purpose.........................................................1
        1.3    Term of Plan....................................................1

2.      Definitions and Construction...........................................1
        2.1    Definitions.....................................................1
        2.2    Construction....................................................5

3.      Administration.........................................................6
        3.1    Administration by the Committee.................................6
        3.2    Authority of Officers...........................................6
        3.3    Powers of the Committee.........................................6
        3.4    Administration with Respect to Insiders.........................7
        3.5    Committee Complying with Section 162(m).........................7
        3.6    Indemnification.................................................7

4.      Shares Subject to Plan.................................................7
        4.1    Maximum Number of Shares Issuable...............................7
        4.2    Adjustments for Changes in Capital Structure....................8

5.      Eligibility and Award Limitations......................................8
        5.1    Persons Eligible for Incentive Stock Options....................8
        5.2    Persons Eligible for Other Awards...............................8
        5.3    Fair Market Value Limitation on Incentive Stock Options.........9
        5.4    Section 162(m) Award Limits.....................................9

6.      Terms and Conditions of Options........................................9
        6.1    Exercise Price..................................................9
        6.2    Exercisability and Term of Options.............................10
        6.3    Payment of Exercise Price......................................10
        6.4    Effect of Termination of Service...............................11
        6.5    Transferability of Options.....................................13

7.      Terms and Conditions of Restricted Stock Awards.......................13
        7.1    Purchase Price.................................................14
        7.2    Purchase Period................................................14
        7.3    Payment of Purchase Price......................................14
        7.4    Vesting and Restrictions on Transfer...........................14
        7.5    Voting Rights; Dividends.......................................15
        7.6    Effect of Termination of Service...............................15
        7.7    Nontransferability of Restricted Stock Award Rights............15

                                TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
8.      Terms and Conditions of Performance Awards............................15
        8.1    Initial Value of Performance Shares and Performance Units......16
        8.2    Establishment of Performance Goals and Performance Period......16
        8.3    Measurement of Performance Goals...............................16
        8.4    Determination of Final Value of Performance Awards.............17
        8.5    Dividend Equivalents...........................................17
        8.6    Payment in Settlement of Performance Awards....................18
        8.7    Restrictions Applicable to Payment in Shares...................18
        8.8    Effect of Termination of Service...............................18
        8.9    Nontransferability of Performance Awards.......................19

9.      Terms and Condition of Stock Appreciation Rights......................19
        9.1    Form of Payment................................................19
        9.2    Exercise Period................................................19
        9.3    Nontransferability of Stock Appreciation Rights................19

10.     Terms and Conditions of Outside Director Options......................19
        10.1   Automatic Grant................................................19
        10.2   Exercise Price.................................................20
        10.3   Exercise Period................................................20
        10.4   Right to Exercise Outside Director Options.....................20
        10.5   Effect of Termination of Service on Outside Director Options...20

11.     Standard Forms of Award Agreement.....................................21
        11.1   Award Agreements...............................................21
        11.2   Authority to Vary Terms........................................21

12.     Change in Control.....................................................21
        12.1   Definitions....................................................21
        12.2   Effect of Change in Control on Options.........................22
        12.3   Effect of Change in Control on Restricted Stock Awards.........22
        12.4   Effect of Change in Control on Performance Awards..............22
        12.5   Effect of Change in Control on Stock Appreciation Rights.......23

13.     Compliance with Securities Law........................................23

14.     Tax Withholding.......................................................24
        14.1   Tax Withholding in General.....................................24
        14.2   Withholding in Shares..........................................24

15.     Termination or Amendment of Plan......................................24

16.     Miscellaneous Provisions..............................................24
        16.1   Rights as Employee, Consultant or Director.....................24

                                TABLE OF CONTENTS
                                  (continued)

                                                                              PAGE
        16.2   Rights as a Stockholder........................................24
        16.3   Beneficiary Designation........................................25
        16.4   Unfunded Obligation............................................25

17.     Shareholder approval..................................................25